UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2011

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 9, 2011, Boston Properties, Inc. (the “Company”) and Boston Properties Limited Partnership, the Company’s operating partnership (the “Partnership”), filed a shelf registration statement on Form S-3 (File No. 333-176157) with the Securities and Exchange Commission (the “SEC”) to replace two existing shelf registration statements, one of which was scheduled to expire in November 2011. In connection with the filing of this new registration statement, the Company also filed two new prospectus supplements to continue offerings that had been covered by one of the registration statements being replaced. These prospectus supplements relate to the Company’s existing $600 million “at the market” equity offering program previously announced by the Company on June 2, 2011 and the issuance of up to 257,608 shares of common stock that may be issued from time to time if, and to the extent that, the holders of previously issued common units of limited partnership interest in the Partnership present such units for redemption.

On August 9, 2011, the Company also filed a new registration statement on Form S-3 (File No. 333-176158) with the SEC to replace the existing registration statement relating to its Dividend Reinvestment and Stock Purchase Plan, which registration statement was scheduled to expire in November 2011.

Opinions of the Company’s counsel, Goodwin Procter LLP, regarding the legality of the shares of common stock covered by the prospectus supplements described above are filed as Exhibits 5.1 and 5.2 hereto and are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

5.2	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: August 9, 2011	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer